Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-99096, 333-35122, 333-81916 and 333-166471 of Indiana Community Bancorp on Form S-8 and in Registration Statement Nos. 333-156967 and 333-179254 of Indiana Community Bancorp on Form S-3 of our report, dated March 15, 2012 on our audits of the consolidated financial statements of Indiana Community Bancorp as of December 31, 2011 and 2010 and for each of the years then ended, which report is included in Indiana Community Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Indianapolis, Indiana
March 15, 2012